UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2006, Industrial Enterprises of America, Inc. (formerly Advanced Bio/Chem, Inc.), a Nevada corporation (the “Company”), signed a Membership Interest Purchase Agreement (the “Agreement”) to acquire the Pitt Penn Group (as hereinafter defined), a supplier of automotive and chemical products based outside of Pittsburgh, Pennsylvania. Following the acquisition, which is anticipated to close by January 31, 2006, the Pitt Penn Group will operate as a wholly owned subsidiary of the Company. The Agreement sets forth the terms and conditions of the Company’s acquisition of the Pitt Penn Group through the purchase (the “Purchase”) of all of the issued and outstanding limited liability company membership interests of Spinwell Holding Company, LLC, a limited liability company organized under the laws of the State of Ohio (“Spinwell”).

Under the terms of the Agreement, the Company will purchase from the sellers set forth in such Agreement, all of the membership interests of Spinwell, which owns all of the issued and outstanding membership interests of Pitt Penn Oil Co., LLC, a limited liability company organized under the laws of the State of Ohio, and Pitt Penn Oil DISC Company, a Delaware corporation and a wholly owned subsidiary of Spinwell, (together, the “Pitt Penn Group”), in exchange for an aggregate amount of three million five hundred thousand dollars ($3,500,000), subject to adjustment as provided in the Agreement, in addition to notes of the Company in an aggregate amount of five hundred thousand dollars ($500,000).

The Agreement contains the customary representations and warranties and is subject to a number of customary conditions  and receipt of all required regulatory approvals.

A copy of the press release announcing the Purchase is being filed as Exhibit 99.1 to this report.

Section 7 —Regulation FD
Item 7.01 Regulation FD Disclosure.

On January 18, 2006, the Company issued a press release announcing the Purchase, as disclosed above in Item 1.01. The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2006, announcing execution of the Membership Interest Purchase Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

January 19, 2006	By: /s/ John D. Mazzuto Name: John D. Mazzuto Title: Chief Executive Officer